                                                                     Exhibit 4.8






            SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                     among

                       the Investors listed on Schedule A

                                      and

                     Settondown Capital International Ltd.

                                      and

                          Global Maintech Corporation



                                 March 24, 1999






                         THE GOLDSTEIN LAW GROUP, P.C.
                           65 Broadway, 10/th/ Floor
                              New York, N.Y. 10006
                           Telephone: (212) 809-4220
                           Facsimile: (212) 809-4228

            SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
            -------------------------------------------------------



     THIS SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 24, 1999 (the "Agreement"), among the entities listed on Schedule A attached hereto (collectively referred to as the "Investors"), SETTONDOWN CAPITAL INTERNATIONAL LTD. a corporation organized under the laws of Bahamas, located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, (the "Placement Agent"), and GLOBAL MAINTECH CORPORATION, a corporation organized and existing under the laws of the State of Minnesota (NASD OTC Electronic Bulletin Board symbol "GLBM", the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase up to (a) 1,600 shares of Preferred Stock (as defined below), and (b) Warrants to purchase up to 100,000 Warrant Shares; and

     WHEREAS, the Company shall issue to the Placement Agent (in addition to the fees set forth in Section 12.7 below), in return for services rendered, an aggregate of 75 shares of Preferred Stock, and a Warrant to purchase an aggregate of 100,000 Warrant Shares; and

     WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                              Certain Definitions
                              -------------------

     Section 1.1    "Additional Shares" shall have that meaning set forth in
Section 2.5 below.

     Section 1.2 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

     Section 1.3 "Business Day" means any day except Saturday, Sunday and any day which shall be a Federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

     Section 1.4 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

     Section 1.5 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for, or giving any right to subscribe for, any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

     Section 1.6 "Certificate of Designation" shall mean the Company's Certificate of Designation setting forth all of the rights, privileges and preferences of the Preferred Stock, as annexed hereto as Exhibit A and made a part hereof.

     Section 1.7 "Closing" shall mean the closing of a purchase and sale of the Preferred Stock and Warrants pursuant to Article II below.

     Section 1.8    "Closing Date" shall mean the Subscription Date.

     Section 1.9 "Common Stock" shall mean the Company's common stock, no par value per share.

     Section 1.10 "Damages" shall mean any loss, claim, damage, liability, costs and expenses which shall include, but not be limited to, reasonable attorney's fees, disbursements, costs and expenses of expert witnesses and investigation.

     Section 1.11 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the following: (i) 200% of the Underlying Shares (as of the date the Registration Statement is filed) and 100% of the Warrant Shares, and (ii) 200% of that number of Underlying Shares (as of the date the Registration Statement is filed), and 100% of that number of Warrant Shares issued to the Placement Agent as set forth in Section 12.7 below.

     Section 1.12 "Escrow Agent" shall mean the law firm of The Goldstein Law Group, P.C., pursuant to the terms of the Escrow Agreement attached as Exhibit B.

     Section 1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Section 1.14 "Legend" shall have the meaning set forth in Article VIII below.

     Section 1.15 "Material Adverse Effect" shall mean any effect on the business, operations, properties, Bid Price, trading volume of the Common Stock, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise in any material respect interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designation or the Warrants in any material respect.

     Section 1.16 "NASD" shall mean the National Association of Securities Dealers, Inc.

     Section 1.17 "Outstanding" when used with reference to shares of Common Stock, Preferred Stock, or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that Outstanding shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

     Section 1.18 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 1.19 "Preferred Stock" shall mean the Company's Series C Preferred Stock with the rights, privileges and preferences, as set forth in the Certificate of Designation.

     Section 1.20 "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the principal New York City office of the Chase Manhattan bank, or its successor, as its prime rate (which rate shall change when and as such prime rate changes).

     Section 1.21 "Principal Market" shall mean the NASD OTC Electronic Bulletin Board, the Nasdaq National Market, the Nasdaq Small Cap Market, the American Stock Exchange, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     Section 1.22   "Purchase Price" shall mean $1,600,000.

     Section 1.23 "Registrable Securities" shall mean the Underlying Shares, the Additional Shares, the Warrant Shares (i) in respect of which the Registration Statement (covering these securities) has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, or (iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

     Section 1.24 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company, the Placement Agent, and the Investors on the Subscription Date annexed hereto as Exhibit C.

     Section 1.25 "Registration Statement" shall mean a registration statement on Form S-3 or such other appropriate registration statement, for the registration of the resale by the Investors and the Placement Agent of the Registrable Securities under the Securities Act.

     Section 1.26 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.27   "SEC" shall mean the Securities and Exchange Commission.

     Section 1.28 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.29 "Securities" shall mean the Underlying Shares, the Additional Shares, the Warrant Shares.

     Section 1.30 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.31 "SEC Documents" shall mean the Company's latest Form 10-KSB (and all amendments thereto) as of the time in question, all Form 10-QSBs and Form 8-Ks filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     Section 1.32 "Subscription Date" shall mean the date on which this Agreement and all Exhibits and attachments hereto are executed and delivered by the parties hereto and all of the conditions relating to the issuance of the Preferred Stock and Warrants shall have been fulfilled.

     Section 1.33 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

     Section 1.34 "Underlying Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to conversion of the Preferred Stock.

     Section 1.35 "Warrants" shall mean Common Stock Purchase Warrant annexed hereto as Exhibit D.

     Section 1.36 "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants.

                                   ARTICLE II
                                   ----------

             Purchase and Sale of the Preferred Stock and Warrants
             -----------------------------------------------------

     Section 2.1 Closing. On the Closing Date, the Company will sell, and the Investors will buy, and pursuant to the terms and conditions of this Agreement (including the satisfaction or waiver in writing of the conditions set forth in Section 2.6 below) an aggregate of up to 1,600 shares of Preferred Stock based on U.S.$1,000 per share, and Warrants to purchase that number of Warrant Shares as set forth in Section 2.4 below for the Purchase Price.

     Section 2.2 Form of Payment. The Investors shall pay the Purchase Price by delivering good funds in United States Dollars by wire transfer to the Escrow Agent, against delivery of the original Preferred Stock and Warrants. The parties have entered into an Escrow Agreement annexed hereto as Exhibit B.

     Section 2.3    [Intentionally Omitted]

     Section 2.4 Warrants. The Company will issue to the Investors (pro rata in proportion to the number of shares of Preferred Stock purchased) on the Closing Date Warrants exercisable beginning on the Closing Date and then exercisable any time over the five year period there following, to purchase an aggregate of up to 100,000 Warrant Shares per $1,600,000 funded to the Company pursuant to the terms hereunder (pro rata amongst the Investors based upon each Investor's portion of the Purchase Price). On the Subscription Date the Company shall issue to the Placement Agent a Warrant to purchase up to 100,000 Warrant Shares exercisable beginning on the Closing Date and then exercisable any time over the five year period there following. The Warrants shall be delivered by the Company to the Escrow Agent, and delivered to the Investors and Placement Agent pursuant to the terms of this Agreement and the Escrow Agreement. All of the aforementioned Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.


     Section 2.5 Additional Shares. In the event that a "blackout period" occurs which is defined as any period in which the effectiveness of the Registration Statement is suspended for a reason other than a suspension of the registration Statement arising in the event the Company possesses material non-public information, and the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price"), the Company shall issue to the Investors and/or the Placement Agent the number of additional shares of Common Stock equal to the difference between (y) the product of (i) the number of Securities held by the Investors and/or the Placement Agent during such "blackout period" that are or were not otherwise freely tradable and (ii) the Old Bid Price, divided by the New Bid Price and (z) the number of Securities held by the Investors and/or the Placement Agent during such "blackout period" that were not otherwise freely tradable during such Blackout Period.

     Section 2.6 Liquidated Damages. In addition to any other provisions for liquidated damages in this Agreement or any Exhibit annexed hereto, in the event that the Company does not deliver unlegended, freely tradable Common Stock in connection with the sale of such Common Stock by the Investor(s) and/or the Placement Agent as set forth in Article VIII below within six (6) Business Days of surrender by the Investor(s) of the Common Stock certificate in accordance with the terms and conditions set forth in Article VIII below (such date of receipt is referred to as the "Receipt Date"), the Company shall pay to the Investor(s), in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for every day thereafter for the first ten days, one percent of the product of (i) the number of shares of Common Stock undelivered and (ii) the Bid Price on the Receipt Date, and two percent of the product of (i) the number of shares of Common Stock undelivered and (ii) the Bid Price on the Receipt Date, for every day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall accrue from the fourth Business Day after the Receipt Date. The parties hereto acknowledge and agree that the sums payable pursuant to the Registration Rights Agreement and as set forth above, and the obligation to issue Registrable Securities under
Section 2.5 above, shall constitute liquidated damages and not penalties. The parties further acknowledge that the amount of loss or damages likely to be incurred in the event of a failure to deliver unlegended, freely tradable shares of Common Stock cannot be precisely estimated, and the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.
Notwithstanding the above, in the event that the Company does not deliver unlegended Common Stock in connection with the sale of such Common Stock by the Investor(s) and/or the Placement Agent as set forth in Article VIII below within six Business Days of the Receipt Date), the Company shall also pay to the Investor(s), in immediately available funds, interest (at the then current Prime
Rate), based upon the product of (i) the number of undelivered unlegended freely tradable shares, and (ii) the Bid Price of the Common Stock on the Receipt Date, undelivered for every day thereafter that the unlegended shares of Common Stock are not delivered. Any and all payments required pursuant to this paragraph shall be payable only in cash, and any payment hereunder shall not relieve the Company of its delivery obligations under this Section.

     Section 2.7    Conditions to Closing.

          (a) Conditions to the Company's Obligation to Sell. Each of the Investors understands that the Company's obligation to sell the Preferred Stock and Warrants is subject to the satisfaction (or written waiver) on the Closing Date, of each of the following conditions:

               delivery by each Investor of a copy of this Agreement and each
                    Exhibit annexed hereto to which it is a party (substantially in the form annexed hereto), in each case executed by a duly authorized signatory of such Investor;

               delivery into escrow by the Investors of clear funds for the
                    Purchase Price (as more fully set forth in the Escrow Agreement attached hereto as Exhibit B);

               all representations and warranties of the Investors contained herein shall remain true and correct in all material respects as of the Closing Date;

          (b) Conditions to Investors' Obligation to Purchase. The Company understands that the Investors' obligation to purchase the Preferred Stock, and Warrant is subject to the satisfaction

(or written waiver) on the Closing Date, of each of the following conditions:

               delivery by the Company of a copy of this Agreement and each
                    Exhibit annexed hereto to which it is a party (substantially in the form annexed hereto), in each case executed by a duly authorized officer of the Company;

               all representations and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing Date;

               the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and the Warrants, or shall have the availability of exemptions therefrom;

               the sale and issuance of the Preferred Stock, and the proposed issuance of the Additional Shares, Underlying Shares, Warrants and Warrant Shares shall be legally permitted by all laws and regulations to which the Investors and the Company are subject; and all duly executed Exhibits hereto for the sale of the Securities;

               delivery of the original Preferred Stock and Warrants as
                    described herein;

             (vi) receipt by the Investors of an opinion of counsel of the Company as set forth in Exhibit E attached hereto;

             (vii) receipt by the Investors of executed instructions to the Transfer Agent as set forth in Exhibit F annexed hereto;

             (viii) written proof that the Certificate of Designation has been filed with the Secretary of State of the State of Minnesota, and remains in full force and effect as of the Closing Date;

             (ix) the Company shall not be in default of any material covenant, representation, and/or warranty contained in this Agreement or any Exhibit annexed hereto; and

             (x)    payment of all fees by the Company as set forth in Section
                    12.7 below and the Escrow Agreement.

                                  ARTICLE III
                                  -----------

                Representations and Warranties of the Investors
                -----------------------------------------------

     Each of the Investors severally (as to itself) and not jointly represents and warrants to the Company that:

     Section 3.1 Intent. Without limiting its ability to resell the Securities pursuant to an effective registration statement or an exemption from registration each of the Investors is entering into this Agreement for its own account and has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investors do not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2 Sophisticated Investors. Each of the Investors is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and each of the Investors has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Preferred Stock and Securities. Each of the Investors acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk and can afford the complete loss of their investment.

     Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by each of the Investors and is a valid and binding agreement of the Investors enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The decision to invest and the execution and delivery of this Agreement by the Investors, the performance by the Investors of their obligations hereunder and the consummation by the Investors of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investors. The undersigned signatory has all right, power and authority to execute and deliver this Agreement on behalf of each Investor. This Agreement has been duly executed and delivered by the Investors and, assuming the due execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investors, enforceable against the Investors in accordance with its terms.

     Section 3.4 Not an Affiliate. None of the Investors is an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

     Section 3.5 Organization and Standing. Each of the Investors is duly organized, validly existing, and in good standing under the laws of the countries and/or states of their incorporation or organization and has all requisite power and authority to purchase the Securities.

     Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investors, or, to the Investors knowledge, (a) violate any provision of any indenture, instrument or agreement to which any of the Investors are a party or are subject, or by which any of the Investors or any of their assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investors to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which any of the Investors is subject or to which any of their assets, operations or management may be subject.

     Section 3.7 Disclosure; Access to Information. Each of the Investors has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investors, including the opportunity to ask questions of, and receive answers from, the Company. The Company is subject to the periodic reporting requirements of the Exchange Act, and each of the Investors has reviewed or received copies of any such reports that have been requested by it. Each of the Investors represents that it has reviewed the Company's, Form 10-KSB for the year ended December 31, 1997, Form 10-QSB's, and Form 8-K's filed for the twelve months prior to the Subscription Date.

     Section 3.8 Manner of Sale. At no time were any of the Investors presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection with the offer and sale of the Preferred Stock and Securities.

     Section 3.9 Registration or Exemption Requirements. Each of the Investors acknowledge and understand that the limited private offering and sale of Preferred Stock and Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Securities Act or under the securities or "blue sky" laws, rules or regulations of any state. Each of the Investors acknowledges, understands and agrees that the Preferred Stock and Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 4(2) of such Securities Act and Regulation D promulgated under such Securities Act, and (ii) a similar exemption from the registration provisions of applicable state securities laws.

     Section 3.10 No Legal, Tax or Investment Advice. Each of the Investors understands that nothing in this Agreement or any other materials presented to the Investors in connection with the purchase and sale of the Preferred Stock and Warrants constitutes legal, tax or investment advice. The Investors have relied on, and have consulted with, such legal, tax and investment advisors as they, in their sole discretion, have deemed necessary or appropriate in connection with their purchase of the Preferred Stock and Warrants.

     Section 3.11 No Violation. Each of the Investors, and the Placement Agent (including all affiliates) agree that it will not enter into any position in the Common Stock that in any manner would violate any provision of the Exchange Act. Each of the Investors, and the Placement Agent further agree that as of the Closing Date it does not maintain a short position in the Common Stock, and does not have any current intention of entering into any short position in connection with the Common Stock.

                                   ARTICLE IV
                                   ----------

                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company represents and warrants to the Investors and the Placement Agent that:

     Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Minnesota and has all requisite corporate authority to own its properties and to carry on its business as now being conducted except as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those (individually or in the aggregate) in which the failure so to qualify would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any material terms of its Articles of Incorporation (as defined below) or Bylaws (as defined below).

     Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and all Exhibits annexed hereto, and to issue the Preferred Stock, Warrants, Underlying Shares, Additional Shares, and the Warrant Shares, (ii) the execution, issuance and delivery of this Agreement, and all Exhibits annexed hereto, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is necessary, and (iii) this Agreement, and all Exhibits annexed hereto, have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Upon their issuance and delivery pursuant to this Agreement, the aforementioned securities issuable will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investors and/or the Placement Agent; provided, however, that the aforementioned securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the securities hereunder will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

     Section 4.3 Capitalization. As of March 8, 1998, the authorized capital stock of the Company consists of 50,000,000 shares, no par value, of which 887,980 shares are designated as Series A Convertible Preferred Stock (the "Series A Stock"), 615,385 shares are designated as Series B Convertible Preferred Stock (the "Series B Stock") and 48,496,635 shares are divisible into such other classes and series as the Board of Directors may from time to time designate. As of March 8, 1998, there were 18,542,091 shares of Common Stock issued and outstanding; 129,176 shares of Series A Stock issued and outstanding; and 335,961 shares of Series B Stock issued and outstanding. All of the outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in the SEC Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Preferred Stock and the Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, no Person or group of Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of five percent of the Common Stock.

     Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and such Common Stock is currently listed or quoted on the NASD OTC Electronic Bulletin Board.

     Section 4.5 SEC Documents. The Company has delivered or made available to the Investors true and complete copies of the SEC Documents filed by the Company with the SEC during the twelve (12) months immediately preceding the Subscription Date (including, without limitation, proxy information and solicitation materials). The Company has not provided to any of the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The SEC Documents comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.6 Valid Issuances. When issued and paid for in accordance with the terms hereof, the Preferred Stock, Underlying Shares, Warrants, Warrant Shares, and Additional Shares, will be duly and validly issued, fully paid, and nonassessable. Neither the issuance of the Preferred Stock, Underlying Shares, Warrants, Warrant Shares, or Additional Shares, nor the Company's performance of its obligations under this Agreement, and all Exhibits annexed hereto, will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Warrants, Preferred Stock, Warrant Shares, Additional Shares, or Underlying Shares, issued or issuable hereunder, or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire any Capital Shares or other securities of the Company.

     Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising in connection with the offer and sale of the Preferred Stock, Additional Shares, Underlying Shares, Warrants, or Warrant Shares, or
(ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock, Additional Shares, Underlying Shares, Warrants, or Warrant Shares under the Securities Act.

     Section 4.8 Corporate Documents. The Company has furnished or made available to each of the Investors true and correct copies of the Company's articles of incorporation, as amended and in effect on the date hereof (the "Articles of Incorporation"), and the Company's by-laws, as amended and in effect on the date hereof (the "By-Laws").

     Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement (including all Exhibits annexed hereto) by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Stock, Underlying Shares, Warrants, Warrant Shares, and Additional Shares, do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws or
(ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, patent, patent license, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, in conflict with, or in default under, any of the foregoing except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the

Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except for the filing of a Form D within 15 days after the Closing Date (which the Company agrees it will file), the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Stock, or Warrants, in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

     Section 4.10 No Material Adverse Change. Since January 1, 1998, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents, or as publicly announced.

     Section 4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations, known or unknown, absolute or otherwise, which are not disclosed in the SEC Documents or otherwise publicly announced, other than those set forth in the Company's financial statements or as incurred in the ordinary course of the Company's businesses since January 1, 1998, and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     Section 4.12 No Undisclosed Events or Circumstances. Since January 1, 1998, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company, but which has not been so publicly announced or disclosed in the SEC Documents.

     Section 4.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act, or cause the offering of the Preferred Stock and Warrants pursuant to this Agreement to be integrated with future offerings by the Company for purposes of the Securities Act, the Nasdaq Stock Market, Inc. marketplace rules, or any applicable stockholder approval provisions, except as set forth in the SEC Documents, and except for the Company's proposed transaction with Breece Hill Technologies, Inc.

     Section 4.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

     Section 4.15 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the Exchange Act. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock is listed and trades on the NASD OTC Electronic Bulletin Board. The Company has complied in all material respects and to the extent applicable with all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Preferred Stock and Warrants.

     Section 4.16 Acknowledgment of Dilution. The Company is aware and acknowledges that issuance of Common Stock upon the conversion of the Preferred Stock and/or exercise of the Warrants, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Additional Shares in accordance with the terms herein, Underlying Shares in accordance with the Certificate of Designation, and Warrant Shares in accordance with the Warrants is unconditional and absolute regardless of the effect of any such dilution.

     Section 4.17 Employee Relations. The Company is not involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect. None of the Company's employees is a member of a union and the Company believes that its relations with its employees are good.

     Section 4.18 Environmental Laws. The Company is (i) in compliance with any and all foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and which the Company know is applicable to them ("Environmental Laws"), (ii) has received all material permits, licenses or other approvals required under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

     Section 4.19 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has no notice to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operation, of the Company.

     Section 4.20 Board Approval. The board of directors of the Company has concluded, in its good faith business judgment, that the issuances of the securities of the Company in connection with this Agreement are in the best interests of the Company.

     Section 4.21 Integration. Except in connection with the Company's transaction with Breece Hill Technologies, Inc., the Company shall not and shall use its best efforts to ensure that no affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company that would be integrated with the offer or sale of the Preferred Stock and Warrants in a manner that would require the registration under the Securities Act of the issue, offer or sale of the Preferred Stock and Warrants to the Investors. The Preferred Stock and Warrants are being offered and sold pursuant to the terms hereunder, are not being offered and sold as part of a previously commenced private placement of securities.

     Section 4.22 Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other intellectual property rights which are necessary for use in connection with its business or which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the best knowledge of the Company, none of the Intellectual Property Rights infringe on any rights of any other Person, and the Company either owns or has duly licensed or otherwise acquired all necessary rights with respect to the Intellectual Property Rights. The Company has not received any notice from any third party of any claim of infringement by the Company of any of the Intellectual Property Rights, and has no reason to believe there is any basis for any such claim. To the best knowledge of the Company, there is no existing infringement by another Person on any of the Intellectual Property Rights.

     Section 4.23 Use of Proceeds. The net proceeds from this offering will be used for working capital purposes, and not for the repayment of any judgment.

     Section 4.24 Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

     Section 4.25 No Private Placements. Except as set forth on Schedule 4.25 annexed hereto, the Company has not conducted a private placement of its Common Stock or of any debt or equity instrument convertible into Common Stock within one year prior to the Closing Date. Except as set forth on Schedule 4.25 there are no outstanding securities issued by the Company that are entitled to registration rights under the Securities Act. Except as set forth on Schedule
4.25 there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock, that have anti-dilution or similar rights that would be affected by the issuance of the Preferred Stock, the Underlying Shares, the Additional Shares, the Warrants, or the Warrant Shares.

     Section 4.26 No Brokers. Except for its arrangement with the Placement Agent, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby.

     Section 4.27 Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits except for such Company Permits, the failure of which to possess, or the cancellation, or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since January 1, 1998 neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

     Section 4.28 Taxes. All federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby.

                                   ARTICLE V
                                   ---------
                           Covenants of the Investors
                           --------------------------

     Section 5.1 4.99% Limitation. The number of shares of Common Stock which may be acquired by any of the Investors pursuant to the terms of this Agreement shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by any of the Investors, would result in any of the Investors owning more than 4.99% of the then issued and outstanding Common Stock at any one time.

     The preceding paragraph shall not interfere with any Investor's right to convert Preferred Stock over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as such Investor does not own more than 4.99% of the then outstanding Common Stock at any given time. The foregoing limitation shall not apply to the Automatic Conversion provision contained in the Certificate of Designation.


                                   ARTICLE VI
                                   ----------
                            Covenants of the Company
                            ------------------------

     Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect so long as any Registrable Securities remain outstanding and the Company shall comply in all material respects with the terms thereof.

     Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Additional Shares, Underlying Shares, and Warrant Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the Purchase Price therefor under the terms of this Agreement, the Certificate of Designation, and Warrants. The number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Preferred Stock and the Warrants.

     Section 6.3 Listing of Common Stock. If the Principal Market requires the Company to file a listing application or an additional shares listing application for the Common Stock listed on such Principal Market (the date the Company becomes subject to such requirement is hereinafter referred to as the "Requirement Date"), the Company shall (a) not later than the fifth Business Day following the Requirement Date prepare and file with the Principal Market (as well as any other national securities exchange, market or trading facility on which the Common Stock is then listed) an additional shares listing application covering at least the sum of (i) two times the number of Underlying Shares as would be issuable upon a conversion in full of (and as payment of dividends in respect of) the shares of Preferred Stock, assuming such conversion occurred on the Closing Date, and (ii) the Warrant Shares issuable upon exercise in full of the Warrants, (b) take all steps necessary to cause such shares to be approved for listing on the Principal Market (as well as on any other national securities exchange, market or trading facility on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Investors and the Placement Agent evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market for so long as the Registrable Securities, Preferred Stock and/or Warrants are owned by the Investors and/or Placement Agent. In addition, if at any time the number of shares of Common Stock issuable on conversion of all then outstanding shares of Preferred Stock, on account of accrued and unpaid dividends thereon and upon exercise in full of the Warrants is greater than the number of shares of Common Stock theretofore listed with the Principal Market (and any such other national securities exchange, market or trading facility), the Company shall promptly take such action (including the actions described in the preceding sentence), if required pursuant to the rules and regulations of the Principal Market, to file an additional shares listing application with the Principal Market(and any such other national securities exchange, market or trading facility) covering at least a number of shares equal to the sum of (x) 200% of (A) the number of Underlying Shares as would then be issuable upon a conversion in full of the shares of Preferred Stock, and (B) the number of Underlying Shares as would be issuable as payment of dividends on the Preferred Stock, and (y) the number of Warrant Shares as would be issuable upon exercise in full of the Warrants. The Company warrants that it (i) has not received any notice, oral or written, affecting its continued listing on the NASD OTC Electronic Bulletin Board, and
(ii) is in full compliance with the requirements for continued listing on the NASD OTC Electronic Bulletin Board. The Company will take no action which would impact its continued listing or the eligibility of the Company for such listing. The Company will comply with the listing and trading requirements of its Common Stock on the NASD OTC Electronic Bulletin Board (and of any then Principal Market) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. In the event the Company receives notification from Nasdaq or any other controlling entity stating that the Company is not in compliance with the listing qualifications of such Principal Market, the Company will immediately thereafter give written notice to each Investor and the Placement Agent and take all action necessary to bring the Company within compliance with all applicable listing standards of the Principal Market.

     Section 6.4 Exchange Act Registration. The Company will maintain the registration of its Common Stock under Section 12 of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

     Section 6.5 Legends. The securities to be sold by the Company pursuant to this Agreement shall be free of legends, except as set forth in Article VIII.

     Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

     Section 6.7 Notice of Certain Events Affecting Registration. The Company will immediately notify each of the Investors and the Placement Agent upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable
Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. The Company will promptly make available to the Investors and the Placement Agent any such supplement or amendment to the related prospectus.

     Section 6.8 Consolidation; Merger. For so long as the Preferred Stock, Warrants, and/or Registrable Securities are owned by any Investor and/or the Placement Agent, the Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investors and the Placement Agent such shares of stock and/or securities as the Investors and the Placement Agent are entitled to receive pursuant to this Agreement.

     Section 6.9 Issuance of Underlying Shares and Warrant Shares. The issuance of the Underlying Shares and the Warrant Shares pursuant to exercise of the Warrants, and the conversion of the Preferred Stock, shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act or Regulation D and any applicable state securities law.

     Section 6.10 Legal Opinion. The Company's independent counsel shall deliver to the Investors upon execution of this Agreement, an opinion in the form of Exhibit E annexed hereto. The Company will obtain for the Investors and the Placement Agent, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock and/or exercise the Warrants, including, but not limited to, obtaining for the Investors and the Placement Agent an opinion of counsel, subject only to receipt of a notice of conversion (the "Notice of Conversion") in the form of Exhibit G, and/or subject only to a receipt of a notice of exercise in the form annexed to the Warrant, directing the Transfer Agent to remove the legend from the certificate.

     Section 6.11 20% Rule Limitation. If and when required by Principal Market or otherwise on the market or exchange on which the Company's Common Stock is then listed, the Company shall call a meeting of its shareholders, to be held no later than 60 calendar days after becoming subject to such requirement, seeking shareholder approval of the below market issuances of shares of Common Stock (and securities convertible into and exercisable for Common Stock) to the Investors and the Placement Agent of 20% or more of the number of shares of Common Stock outstanding as of the Subscription Date. In the event that the aforementioned proposal is not so approved with such 60 calendar day period, the Company shall seek a waiver from the Principal Market for such below market issuances. In the event the Company does not receive such waiver within the earlier of ten calendar days after the aforementioned shareholders meeting, or 70 calendar days after becoming subject to such requirement, the Company will pay to the Investors and the Placement Agent the Redemption Price (as defined in the Certificate of Designation) for that number of shares of Preferred Stock which would result in the Company issuing, in the aggregate, 20% or more of the outstanding Common Stock as of the Subscription Date.

     Section 6.12 Restrictions on Future Financings. The Company agrees that it will not, without the prior written consent of all of the Investors, enter into any subsequent or further offer or sale of Common Stock, or any securities or other instruments convertible into shares of Common Stock, with any party that is not a party to this Agreement, until the Registration Statement has been effective for 60 calendar days. This restriction shall not apply to: (a) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, or other disposition, (b) the exchange of Capital Shares for assets, stock, or joint venture interest, (c) an offering of any of the Company's securities at then current market prices with no repricing or reset provisions, (d) any employee benefit plan, or (e) one offering of any of the Company's securities for a total consideration of less than $5,000,000; provided, however, that any action contemplated under this Section is subject to the condition that registration rights, if any, in connection with such action shall not require the filing by the Company of a registration statement of such shares prior to 60 calendar days after the Effective Date.

     Section 6.13 Conversion of Preferred Stock. The Company will permit the Investors and the Placement Agent to exercise their right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company as is set forth in the Certificate of Designation.

     Section 6.14 Exercise of Warrants. The Company will permit the Investors and the Placement Agent to exercise their right to purchase shares of Common Stock upon exercise of the Warrants as is set forth in the Warrants.

     Section 6.15 Restriction on Future Issuances of Preferred Stock. The Company agrees that except as provided for in this Agreement, it will not issue any additional share or shares of the Preferred Stock.

     Section 6.16 Increase in Authorized Shares. At such time as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) converting in full all of the shares of Preferred Stock that remain unconverted at such date (and paying any accrued but unpaid dividends in respect thereof in shares of Common Stock), or (b) honoring the exercise in full of the Warrants, due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 60 calendar days from such date) hold a shareholders meeting in which the shareholders would vote for authorization to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Preferred Stock and the Warrants) and on account of all shares reserved under any stock option, stock purchase, warrant or similar plan, (iii) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the then outstanding shares of Preferred Stock and as payment of all future dividends thereon in shares of Common Stock in accordance with the terms of this Agreement and the Certificate of Designation, and (iv) such number of Warrant Shares as would then be issuable upon the
exercise in full of the Warrants.   In connection therewith, the Board of
Directors shall (x) adopt proper resolutions authorizing such increase, (y) recommend to its shareholders, and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions and (z) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's Articles of Incorporation to evidence such increase.

     Section 6.17 Notice of Breaches. Each of the Company on the one hand, and the Investors on the other, shall give prompt written notice to the other of any breach by it of any representation, covenant, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation, covenant, or warranty or other agreement of such party, as the case may be, contained in this Agreement or any Exhibit annexed hereto, to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in this Agreement or any Exhibit annexed hereto. Notwithstanding the generality of the foregoing, the Company shall promptly notify each Investor and the Placement Agent of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by this Agreement or any Exhibit annexed hereto, violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to each Investor and the Placement Agent a copy of any written statement in support of or relating to such claim or notice.

     Section 6.18 Transfer of Intellectual Property Rights. Except in the ordinary course of the Company's business consistent with past practice or in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire).

     Section 6.19 Notices. The Company agrees to provide all holders of Preferred Stock and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

                                  ARTICLE VII
                                  -----------

         Due Diligence Review; Non-Disclosure of Non-Public Information
         --------------------------------------------------------------

     Section 7.1 Due Diligence Review. The Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors), and any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by any of the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     Section 7.2    Non-Disclosure of Non-Public Information.

          (a) The Company shall not disclose non-public information to the Investors, or advisors to or representatives of, the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides each Investor, and its advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require each of the Investors advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

          (b) Nothing herein shall require the Company to disclose non-public information to any of the Investors or their advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII
                                  ------------

                                    Legends
                                    -------

          Section 8.1 Legends. The Investors and the Placement Agent agree to the imprinting, so long as is required by this Section, of the following legend (or such substantially similar legend as is acceptable to the Investors and their counsel, the parties agreeing that any unacceptable legended securities shall be replaced promptly by and at the Company's cost) on the securities:

     [FOR PREFERRED STOCK AND WARRANTS] NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     [ONLY FOR UNDERLYING SHARES, ADDITIONAL SHARES AND WARRANT SHARES TO THE EXTENT THE RESALE THEREOF IS NOT COVERED BY AN EFFECTIVE REGISTRATION STATEMENT AT THE TIME OF CONVERSION, ISSUANCE OR EXERCISE] THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     The Underlying Shares, Additional Shares, and/or Warrant Shares shall not contain the legend set forth above or any other restrictive legend (other than as pursuant to the Registration Statement) if the conversion of the Preferred Stock, exercise of Warrants or other issuances of Underlying Shares, Additional Shares, and/or Warrant Shares, as the case may be, occurs at any time while a Registration Statement is effective under the Securities Act or, in the event there is not an effective Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company agrees that it will provide the Investors, upon request, with a certificate or certificates representing Underlying Shares, Additional Shares, and/or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not take any action or make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

     Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investors or the Placement Agent to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and except as provided below, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the
Investors:

          (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing the Warrants, Preferred Stock, Underlying Shares or Warrant Shares that bear the aforementioned Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the aforementioned legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor(s) and/or the Placement Agent confirm to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor(s) and/or Placement Agent confirm to the transfer agent that the Investor(s) and/or Placement Agent have complied with the prospectus delivery requirement; or

          (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities, that bear the aforementioned legend, to the extent accompanied by a notice requesting the issuance of new certificates free of such legend to replace those surrendered and containing representations that
(i) the Investor(s) and/or the Placement Agent is permitted to dispose of such Registrable Securities, without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act (or any other similar exemption as may then be in effect), or (ii) the Investor(s) and/or Placement Agent has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities, in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradable securities. The Company shall have counsel provide any and all opinions necessary for the sale under Rule 144 (or such other applicable exemption).

     Any of the notices referred to above in this Section may be sent by facsimile to the Company's transfer agent.

     Section 8.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in this Article (or pursuant to the Registration Statement) has been or shall be placed on the share certificates representing the Common Stock, and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article.

     Section 8.3 Investor's Compliance. Nothing in this Article shall affect in any way any of the Investors' obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX
                                   ----------

                                 Choice of Law
                                 -------------

          Section 9.1 Choice of Law; Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury. In the event that any Investor and/or the Placement Agent, or any person claimed to be affiliated or associated with such Investor and/or the Placement Agent becomes involved in any capacity in any action, proceeding or investigation brought by or against any such person, including shareholders of the Company, in connection with or as a result of any matter referred to in this Agreement or any exhibit annexed hereto, the Company shall reimburse such Investor and/or the Placement Agent and/or those claimed to be affiliated or associated with such Investor and/or the Placement Agent for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as those fees and expenses are incurred, provided, however, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that such Investor and/or the Placement Agent is not the prevailing party then in that event, such Investor and/or the Placement Agent and/or any other person having received such advances of fees and/or expenses shall reimburse the Company in full for the sums advanced.

                                   ARTICLE X
                                   ---------
              Assignment; Entire Agreement, Amendment; Termination
              ----------------------------------------------------

     Section 10.1 Assignment. The Investor's interest in this Agreement and its ownership of Preferred Stock and Warrants may be assigned or transferred at any time, in whole or in part, to any other person or entity (including any affiliate of the Investors) who agrees to, and truthfully can, make the representations and warranties contained in Article III, and who agrees to be bound by the covenants of Article V. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the shares of Preferred Stock and/or Warrants purchased or acquired by the Investors hereunder with respect to the Common Stock held by such person.

     Section 10.2 Termination. This Agreement shall terminate upon the earliest of (i) the date that all the Registrable Securities have been sold by the Investors pursuant to the Registration Statement; or (ii) five years after the Closing Date; provided, however, that the provisions of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII herein, and the registration rights provisions for the Registrable Securities held by the Investors and the Placement Agent set forth in this Agreement, and the Registration Rights Agreement, shall survive the termination of this Agreement.

                                   ARTICLE XI
                                   ----------

                                    Notices
                                    -------

     Section 11.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business

Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:

                    Global Maintech Corporation
                    7578 Market Place Drive
                    Eden Prairie, MN 55344
                    Attention: Chief Executive Officer
                    Facsimile: (612) 944-0400
                    Telephone: (612) 944-3311

     If to the Investors, at the addresses listed on Schedule A.

     If to the Placement Agent, at the address listed on the first page of this Agreement.

     with a copy to:

                    The Goldstein Law Group, P.C.
                    65 Broadway, 10/th/ Floor
                    New York, NY  10006
                    Attention: Scott H. Goldstein, Esq.
                    Telephone: (212) 809-4220
                    Facsimile: (212) 809-4228


     Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten calendar days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 11.2 Indemnification. The Company agrees to indemnify and hold harmless each of the Investors and each officer, director of the Investors or person, if any, who controls the Investors within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Investors may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by the Company of any term of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     Each Investor severally (and not jointly) agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach by such Person of any term of this Agreement. This indemnity agreement will be in addition to any liability which the Investors or any subsequent assignee may otherwise have.

     Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is one of the Investors, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Investors and the indemnifying party and the Investors shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Investors (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Investors, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Investor(s), which firm shall be designated in writing by the Investor(s)). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

     Section 11.3 Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in Section 11.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who was not guilty of such fraudulent misrepresentation.


                                  ARTICLE XII
                                  -----------
                                 Miscellaneous
                                 -------------

     Section 12.1 Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by the Company on the one hand, and all of the Investors, and the Placement Agent, on the other hand.

     Section 12.2 Entire Agreement. This Agreement, the Exhibits or Attachments hereto, which include, but are not limited to the Certificate of Designation, the Warrant, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

     Section 12.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 12.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 12.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investors and the Company shall be required to employ any other reporting entity.

     Section 12.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Preferred Stock, Warrants, Underlying Shares, Additional Shares, or Warrant Shares, and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

     Section 12.7 Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay on the Subscription Date (i) the sum of one percent of the Purchase Price, in cash, out of escrow, to The Goldstein Law Group, P.C. for legal, administrative, and escrow fees, and (ii) to the Placement Agent (A) the sum equal to five percent of the Purchase Price payable in cash out of escrow, (B) 75 shares of Preferred Stock, and (C) Warrants to purchase 100,000 Warrant Shares, for Placement Agent fees.

     Section 12.8 Noncircumvention. The Company and the Investors agree that they shall not circumvent this Agreement and the Company's obligation to pay fees to the Placement Agent, and the Company, the Investors and the Placement Agent agree that they will not circumvent the provisions of this Agreement or the Escrow Agreement and the Company's obligation for the payment of fees to the Escrow Agent.

     Section 12.9 Publicity. The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investors without the prior written consent of the Investors, except to the extent required by law, in which case the Company shall provide the Investors with prior written notice of such public disclosure.

     Section 12.10 No Group. It is hereby agreed and acknowledged by the parties hereto that each Investor is acting individually and for its own account in purchasing the Preferred Stock and Warrants, with no agreement to act together for the purpose of acquiring, holding, voting or disposing of any equity securities or otherwise.

SCHEDULES:
---------
A:   List of Investors
4.25:     Private Placements

EXHIBITS:
--------
A:   Certificate of Designation
B:   Escrow Agreement
C:   Registration Rights Agreement
D:   Common Stock Purchase Warrant
E:   Opinion of Counsel
F:   Instruction Letter to Transfer Agent
G:   Notice of Conversion



                  [Remainder of page intentionally left blank]

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Series C Convertible Preferred Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                              GLOBAL MAINTECH CORPORATION


                              By: ____________________________
                                    James Geiser
                                    Chief Financial Officer and
                                    Secretary

                              ESQUIRE TRADE & FINANCE INC.


                              By:____________________________
                                    Roland Winiger, Director

                              AUSTINVEST ANSTALT BALZERS


                              By: ____________________________
                                    Dr. Walter Grill, Director

                              HEADWATERS CAPITAL, a California General
                              Partnership


                              By: ____________________________

                              NESHER INC.


                              By: ____________________________

                              SETTONDOWN CAPITAL INTER-
                              -NATIONAL LTD., Placement Agent


                              By: _____________________________

                                   SCHEDULE A
                                   ----------



INVESTORS:
----------


1.   Esquire Trade & Finance Inc.
     Trident Chambers
     P.O. Box 2154
     6342 Baar, Switzerland
     Facsimile: 41-41-760-1031
     Attention:  Roland Winiger, Director
     Initial Investment Amount: $500,000
     No. of Shares of Preferred Stock: 500

2.   Austinvest Anstalt Balzers
     Landstrasse 938
     9494 Furstentums
     Balzers, Liechtenstein
     Attention: Dr. Walter Grill
     Facsimile: 431-534-532-895
     Initial Investment Amount: $500,000
     No. of Shares of Preferred Stock: 500

3.   Nesher, Inc.
     18 Peel Road
     Douglas, Isle of Man
     1M1-4L2 United Kingdom
     Attention: David Grin
     Facsimile:  01197236050756
     Initial Investment Amount: $100,000
     No. of Shares of Preferred Stock: 100

4.   Headwaters Capital
     220 Montgomery Street, Suite 500
     San Francisco, CA 94101
     Phone: (415) 397-5041
     Attention: Timothy J. Keating
     Facsimile: (415) 398-8204
     Initial Investment Amount: $500,000
     No. of Shares of Preferred Stock: 500

                                   EXHIBIT C

                     FORM OF REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT, dated the 24/th/ day of March, 1999, between the entities listed on Schedule A attached hereto (referred to as a the "Investors"), SETTONDOWN CAPITAL INTERNATIONAL LTD. ") a corporation organized under the laws of Bahamas, located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, (the "Placement Agent", and together with the Investors is also hereinafter referred to as the "Holder" or "Holders") and GLOBAL MAINTECH CORPORATION, a corporation incorporated under the laws of the State of Minnesota, and having its principle place of business at 7578 Market Place Drive, Eden Prairie, MN 55344 (the "Company").

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investors are purchasing from the Company, pursuant to the Series C Convertible Preferred Stock Purchase Agreement dated the date hereof (the "Purchase Agreement"), shares of Preferred Stock and Warrants (hereinafter collectively referred to as the "Securities" of the Company); All capitalized terms not hereinafter defined shall have that meaning assigned to them in the Purchase Agreement; and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company shall issue Securities to the Placement Agent, in return for services rendered, as provided in the Purchase Agreement; and

          WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the securities set forth in the Purchase Agreement.

          NOW, THEREFORE, the parties hereto mutually agree as follows:

          Section 1. Registrable Securities. As used herein the term "Registrable Security" means the Underlying Shares, the Additional Shares, and the Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "1933 Act") and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the 1933 Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a Registrable Security.
In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section.

          Section 2. Restrictions on Transfer. The Holders acknowledge and understand that prior to the registration of the Registrable Securities as provided herein, the Registrable Securities and the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holders understand that no disposition or transfer of the Registrable Securities or the Securities may be made by the Holders in the absence of (i) an opinion of counsel to the Holders that such transfer may be made without registration under the 1933 Act or (ii) such registration.

          Section 3.  Registration Rights.

          (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("SEC"), as soon as possible after the Closing Date but not later than 90 calendar days after the Closing Date, a registration statement under the 1933 Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a public offering and sale of the Registrable Securities under the Act. The Company shall use its best efforts to cause the Registration Statement to become effective within 120 calendar days from the Closing Date. The number of shares of Common Stock designated in the Registration Statement to be registered shall be (i) 200% of the number of Underlying Shares that would be required if the Preferred Stock were converted on the Trading Day immediately preceding the filing of the Registration Statement, plus (ii) 100% of the number of Warrant Shares.

     In the event the number of shares of Common Stock included in the registration Statement shall be insufficient to cover the number of Registrable Securities due to the Holders via conversion and/or exercise the Company agrees that it shall file either a new Registration Statement including such additional shares or amend the then existing Registration Statement. The Company agrees that it such event it will file with the SEC either an amendment to the then existing registration Statement or a new Registration Statement within 60 days of when required hereunder, and use its best efforts to cause either the amendment or such Registration Statement to become effective within 90 calendar days from when required. If such amendment or new Registration Statement is not filed and/or declared effective in a timely manner as set forth herein, the Company shall be subject to liquidated damages as pursuant to the provisions of
Section 3(e) below.

          (b) The Company will maintain the Registration Statement, or post-effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the applicable Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144, or other similar exemption (without volume limitation) or (iii) five years after the Closing Date.

          (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holders shall bear the cost, pro rata, of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall qualify any of the Registrable Securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holders with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

          (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

          (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the SEC on or before the 90/th/ calendar day after the Closing Date and/or the Registration Statement is not declared effective by the SEC within 120 calendar days from the Closing Date, then the Company will pay the Holders (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two percent (2%) of the Purchase Price of the then outstanding shares of Preferred Stock for the first 30 calendar day period until the Registration Statement has been filed and/or declared effective and 3% of the Purchase Price of the then outstanding shares of Preferred Stock for each additional 30 day period thereafter until the Registration Statement is filed and/or declared effective. Such payment of the liquidated damages shall be made to the Holders in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section. Such demand must be made by the Holders within 90 calendar days after the date in which the Company becomes liable for liquidated damages. If the Company does not remit the damages to the Holders as set forth above, the Company will pay the Holders' reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Registrable Securities pursuant to this provision shall not affect or limit a Holder's other rights or remedies as set forth in this Agreement. The aforementioned liquidated damages shall be limited to a maximum amount of 100% of the Purchase Price (as defined in the Purchase Agreement).

          (f) No provision contained herein shall preclude the Company from selling securities pursuant to any registration statement in which it is required to include Registrable Securities pursuant to this Section 3.

          (g) The Company agrees that within five calendar days after receipt of a no review letter from the SEC it will take all appropriate measures necessary to cause the Registration Statement to be declared effective. The Company also agrees that it shall respond to any questions and/or comments from the SEC which relate to the Registration Statement within five Business Days of receipt of such question or comment.

          Section 4. Cooperation with Company. Each of the Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

          Section 5. Registration Procedures. Whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

          (a) prepare and file with the SEC such amendments and supplements to the registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

          (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

          (c) register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

          (d) list such securities on the NASD OTC Electronic Bulletin Board or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such market or exchange;

          (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

          (f) notify each Holder of Registrable Securities covered by the Registration Statement any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          Section 6. Information by Holder. Each Holder of Registrable Securities included in any registration statement shall furnished to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section.

          Section 7. Assignment. The rights granted the Holders under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unreasonably withheld. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          Section 8. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferee under Section 7 above) upon the occurrence of any of the following:

          (a) all such Holder's securities subject to this Agreement have been registered;

          (b) all of such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 without volume limitation promulgated by the SEC pursuant to the Securities Act;

          (c) all of such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k) without volume limitation; or

          five years from the issuance of the Registrable Securities.

          Section 9.  Indemnification.

          (a) In the event of the filing of any Registration Statement with respect to Registrable Securities pursuant to Section 3 hereof, the Company agrees to indemnify and hold harmless the Holders and each officer, and/or director of each of the Holders, and each person, if any, who controls the Holders within the meaning of the Securities Act ("Distributing Holders") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Distributing Holder severally (and not jointly) agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company, or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, requested by such Distributing Holder, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

          Section 10. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Holder makes a claim for indemnification pursuant to Section 9 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 9 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Distributing Holder, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 11. Notices. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If to the Company:

                         Global Maintech Corporation
                         7578 Market Place Drive
                         Eden Prairie, MN 55344
                         Attention: CEO
                         Facsimile: (612) 944-3311
                         Telephone: (612) 944-0400

          (b)  If to the Placement Agent:


                         Settondown Capital International Ltd.
                         Charlotte House, Charlotte Street
                         P.O. Box N. 9204
                         Nassau, Bahamas
                         Attention: Anthony L. M. Inder Riden
                         Telephone: (242) 325-1033
                         Facsimile: (242) 323-7918

          (c) If to the Investors, to their address set forth on Schedule A annexed to the Purchase Agreement.

     Notices shall be deemed given at the time they are delivered personally or five calendar days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two calendar days after such facsimile is sent.

          Section 12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 14. Choice of Law; Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

          Section 15. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.


GLOBAL MAINTECH CORPORATION


By:____________________________
     Name: James Geiser
     Title: Chief Financial Officer and Secretary

                                    ESQUIRE TRADE & FINANCE INC.


                                    By:____________________________
                                         Roland Winiger, Director

                                    AUSTINVEST ANSTALT BALZERS


                                    By: ____________________________
                                         Dr. Walter Grill, Director

                                    HEADWATERS CAPITAL, a California General
                                    Partnership


                                    By: ____________________________

                                    NESHER INC.


                                    By: ____________________________

                                    SETTONDOWN CAPITAL INTER-
                                    NATIONAL LTD., Placement Agent


                                    By: _____________________________

                                   EXHIBIT D


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                     FORM OF COMMON STOCK PURCHASE WARRANT

No. __

                  To Purchase ______ Shares of Common Stock of

                          GLOBAL MAINTECH CORPORATION


     THIS CERTIFIES that, for value received, ___________________ (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to ____________ (the "Termination Date") but not thereafter, to subscribe for and purchase from GLOBAL MAINTECH CORPORATION, a Minnesota corporation (the
"Company"),              (    ) shares of Common Stock (the "Warrant Shares").
The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be _____ (which shall be equal to 110% of the closing bid price of the Common Stock on the Principal Market, on the Trading Day immediately preceding the Subscription Date, as defined in the Series C Convertible Preferred Stock Purchase Agreement). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with
the Series C Convertible Preferred Stock Purchase Agreement dated March   , 1999
(the "Agreement") entered into between the Company, the Investor and other entities not a party to this Warrant. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

          1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

          2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

          3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender of this Warrant and the Subscription Form annexed hereto duly executed, to the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three Business Days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer (of same day funds) to the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

          4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuing fractional shares, the Company shall round up to the nearest whole share the number of Warrant Shares due upon exercise of this Warrant.

          5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

          6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

          7. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

          8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

          9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

          10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

          11.  Effect of Certain Events.  If at any time the Company proposes
(i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, and in case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

          12. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

          In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          13. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

          14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

          15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the domestic securities exchange or market upon which the Common Stock may be listed.

          16. 4.99% Limitation. The number of shares of Common Stock which may be acquired by the Investor pursuant to the terms herein shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by the Investor, would result in the Investor owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding shall not interfere with the Investor's right to this Warrant over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as the Investor does not own more than 4.99% of the then outstanding Common Stock at any given time.

          17.  Miscellaneous.

          (a) Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. The parties consent to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Warrant obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Warrant irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

          (b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:


          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION".

          (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:

                              GLOBAL MAINTECH CORPORATION


                              By: ______________________________
                              Name:
                              Title:

                               NOTICE OF EXERCISE
                               ------------------



To:  GLOBAL MAINTECH CORPORATION

(1) The undersigned hereby elects to purchase ________ shares of Common Stock of GLOBAL MAINTECH CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

               _______________________________
               (Name)

               _______________________________
               (Address)
               _______________________________


Dated:
______________________________
Signature

                                ASSIGNMENT FORM

                   (To assign the foregoing warrant, execute this form and supply required information.
                 Do not use this form to exercise the warrant.)



          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.



_______________________________________________________________

                                    Dated:  ______________,


               Holder's Signature:  _____________________________

               Holder's Address:    _____________________________

                                    _____________________________



Signature Guaranteed:  ___________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.